EXHIBIT 5

                                   Law Offices
                                  BRUCE R.THAW
                                 45 Banfi Plaza
                              Farmingdale, NY 11735

                                                     July 10, 2002

Nastech Pharmaceutical Company Inc
45 Davids Drive
Hauppauge, NY 11788

        Re: Registration Statement on Form S-8

Ladies and Gentlemen:

      We have acted as counsel to Nastech Pharmaceutical Company Inc., a Delaware corporation (the "Company"), in connection with a registration statement on Form S-8 filed with the Securities and Exchange Commission (the "Registration Statement") pertaining to the registration of 561,719 shares of its Common Stock, $0.006 par value (the "Common Stock"), for issuance and sale pursuant to employment agreements with certain named executives of the Company (the "Agreements").

      In that connection, we have examined originals or copies of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion including, but not limited to, the following: (i) the Registration Statement; (ii) the Articles of Incorporation and the Bylaws of the Company, as amended and as currently in effect; (iii) the Agreements; (iv) certain resolutions of the Board of Directors of the Corporation relating to the issuance of the Common Stock and the other transactions contemplated by the Registration Statement; and (v) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. We have assumed, without independent verification, the genuineness of signatures, the authenticity of documents and the conformity with originals of copies.

      Based on the foregoing, we are of the opinion that the Common Stock, when issued and sold in accordance with the terms of the Agreements, will be validly issued, fully paid and non-assessable.

      We are members of the Bar of the State of New York and the opinions expressed herein are limited to the corporate laws of Delaware pertaining to matters such as the issuance of stock, but not including the "securities" or "blue sky" law of Delaware.

      We hereby consent to the use of this opinion as an exhibit to the Registration Statement. By giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                            Very truly yours,